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                                                                    EXHIBIT 4.3











        CENTRAL PARKING CORPORATION-ALLRIGHT EMPLOYEE STOCK OPTION PLAN













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        CENTRAL PARKING CORPORATION-ALLRIGHT EMPLOYEE STOCK OPTION PLAN

                                TABLE OF CONTENTS


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

ARTICLE I    Plan.............................................................1
     1.1     Purpose..........................................................1
     1.2     Effective Date of Plan...........................................1

ARTICLE II   Definitions......................................................1
     2.1     "Affiliate"......................................................1
     2.2     "Board of Directors" or "Board"..................................1
     2.3     "Change of Control"..............................................2
     2.4     "Code"...........................................................2
     2.5     "Committee"......................................................2
     2.6     "Company"........................................................2
     2.8     "Fair Market Value"..............................................2
     2.9     "Incentive Option"...............................................2
     2.10    "Nonqualified Option"............................................2
     2.11    "Option".........................................................2
     2.12    "Option Agreement"...............................................2
     2.13    "Plan"...........................................................3
     2.14    "Plan Year"......................................................3
     2.15    "Stock"..........................................................3

ARTICLE III  Eligibility......................................................3

ARTICLE IV   General Provisions Relating to Options...........................3
     4.1     Authority to Grant Options.......................................3
     4.2     Dedicated Shares.................................................3
     4.3     Non-Transferability..............................................4
     4.4     Requirements of Law..............................................4
     4.5     Changes in the Company's Capital Structure.......................4

ARTICLE V    Options..........................................................5
     5.1     Type of Option...................................................5
     5.2     Option Price.....................................................6
     5.3     Duration of Options..............................................6
     5.4     Amount Exercisable-Incentive Options.............................6
     5.5     Exercise of Options..............................................6
     5.6     Exercise on Termination of Employment............................7
     5.7     No Rights as Stockholder.........................................8



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

ARTICLE VI  Administration....................................................8

ARTICLE VII Amendment or Termination of Plan..................................9

ARTICLE VIII Miscellaneous...................................................10
     8.1    No Establishment of a Trust Fund.................................10
     8.2    No Employment Obligation.........................................10
     8.3    Forfeiture for Cause.............................................10
     8.4    Tax Withholding..................................................11
     8.5    Written Agreement................................................11
     8.6    Indemnification of the Committee and the Board of Directors......11
     8.7    Gender...........................................................12
     8.8    Headings.........................................................12
     8.9    Other Compensation Plans.........................................12
     8.10   Other Options....................................................12
     8.11   Governing Law....................................................12

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                                    ARTICLE I

                                      PLAN

         1.1 PURPOSE. This Plan is a plan for employees (including officers and employee directors) of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates. This Plan is intended, in part, as a vehicle by which the Board may implement the terms of Section 5.7 of the Stock Purchase Agreement, dated as of August 13, 1996, between Nedinco Delaware Incorporated, a Delaware corporation
(the "Seller"), and Allright Holdings L.L.C., a Delaware limited liability company and predecessor to Central Parking Corporation, a Tennessee corporation, and/or its assigns (the "Purchaser") by providing certain employees with an opportunity to obtain equity participation in the Company.

         1.2 EFFECTIVE DATE OF PLAN. The Plan is effective January 1, 1998, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Incentive Option or Nonqualified Option shall be granted pursuant to this Plan after December 31, 2007.

                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term
"subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.




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         2.2 "BOARD OF DIRECTORS" OR "BOARD" means the board of directors of the
Company.

         2.3 "CHANGE OF CONTROL" means a change in the control of the Company as defined below, unless otherwise provided in an Option Agreement.

         A Change of Control occurs at such time that AEW partners, L.P. and Apollo Real Estate Investment Fund II, L.P. collectively sell, transfer, or otherwise dispose of 50% or more of their aggregate interest in the company as of December 31, 1997 (other than by a transfer to each other or to an entity in which such transferor has and maintains an ownership interest of more than 50%, directly or indirectly).

         2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee which may be designated by the Board of Directors under this Plan. Unless the Board designates a committee to serve in this capacity, the Board of Directors shall serve as the Committee hereunder.

         2.6 "COMPANY" means Central Parking Corporation.

         2.7 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Option is granted,

         2.8 "FAIR MARKET VALUE" of the Stock as of any date means (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the New York Stock Exchange; or (c) if the Stock is not listed on the New York Stock Exchange, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau
Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported, (y) the price of the Stock in the most recent arms length transaction completed involving the purchase and sale of a share of Stock, or
(z) the price as determined by the Committee.

         2.9 "INCENTIVE OPTION" means an option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section
422 of the Code.

         2.10 "NONQUALIFIED OPTION" means an option granted under this Plan other than an Incentive Option.

         2.11 "OPTION" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.




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         2.12 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.13 "PLAN" means the Central Parking Corporation 1998 Employee Stock
Option Plan, as set out in this document and as it may be amended from time to time.

         2.14 "PLAN YEAR" means the Company's fiscal year.

         2.15 "STOCK" means the common stock of the Company, $.01 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.16 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                                   ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Incentive Options and Nonqualified Options shall be those employees of the Company or any of its Affiliates as the Committee shall determine from time to time.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant to those
Employees of the Company or any of its Affiliates, as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Employee shall be as determined by the Committee.

         At the time of grant, the Committee may include a provision in an Option providing payment of a specified cash bonus per share payable if, and only to the extent, the Option is exercised, subject to appropriate adjustment consistent with the provisions of Section 4.5.





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         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be [3,850] shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

         In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of ally Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate' act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Employee to receive upon




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exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised
Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration.
The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.





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                                    ARTICLE V

                                     OPTIONS

         5.1 TYPE OF OPTION. The Committee shall specify whether a given option shall constitute an Incentive Option or a Nonqualified Option.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of (a) 100% of the Fair
Market Value of the shares of Stock on the day preceding the date of grant, or
(b) the aggregate par value of the shares of Stock on the date of grant. The
Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair
Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the day preceding the date of grant.

         The price at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair
Market Value of the shares of Stock on the day preceding the date of grant, or
(b) the aggregate par value of tho shares of Stock on the date of grant. The
Committee in its discretion may provide that the price at winch shares of Stock may be purchased under a Nonqualified Option shall be more than 100% of Fair
Market Value.

         5.3 DURATION OF OPTIONS. No Option shall be' exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10%
Stockholder, no Incentive Options shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

         5.4 AMOUNT EXERCISABLE-INCENTIVE OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the ms-her and subject to the conditions the Committee, in its sole discretion, may provide in the Option
Agreement, as long as the Option is valid and outstanding, provided that no Option may be exercisable within six (6) months of the date of grant. In the event of a Change of Control as defined in Section 2.3 of the Plan, all Options shall become immediately exercisable.

         To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Employee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         If an Incentive Option is not exercised within specified time limits prescribed by the Code, it shall become a Nonqualified Option by operation of law. Any Option intended to constitute an Incentive Option, which falls to qualify as such under the Code, shall be treated as a Nonqualified Option issued under the Plan.

         5.5 EXERCISE OF OPTIONS. Each option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to




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be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) shares of Stock at its Fair Market Value on the date of exercise if, and to the extant such shares are approved by the Committee, and/or (c) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. At the election of the Employee, any cash bonus payable under the terms of an Option upon exercise of an Option may Be applied to cover part of the exercise price, with the balance paid as provided herein. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. If the Fair Market Value of Stock used in payment of the exercise price is determined under Section 2.8(d) of this Plan, the Employee must agree in writing with such determination prior to tender of Stock in payment. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Employee, at the address specified By the Employee.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition. The Committee may provide that a legend or restriction be printed on the certificate as the Committee determines is necessary, in its discretion, to comply with applicable laws.

         The Committee may permit an Employee to elect to pay the exercise price upon exercise of an Option by authorizing a third party (broker) to sell all (or a portion) of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

         5.6 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option Agreement, Options shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee




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at that time. However, if the Company terminates the employment of Employee other than for cause as described in Section 8.3, all Options held by the Employee shall become immediately exercisable until the Option's expiration date or one year from such severance. If an Incentive Option is not exercised within specified time limits prescribed by the Code, it shall become a Nonqualified
Option by operation of law.

         In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transact/on to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

         DEATH. If, before the expiration of an Option, the Employee, whether in the employ of the Company or after he has retired or was severed for disability or dies, the Option shall continue until the earlier of the Option's expiration date or one year following the date of his death, and shall become exercisable in full, unless it is expressly provided otherwise in the Option Agreement.
After the death of the Employee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration or termination, whichever is earlier, to exercise the Option.

         RETIREMENT. If before the expiration of an Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Option shall terminate on the earlier of the Option's expiration date or one year after his retirement , and shall become exercisable ill full, unless it is expressly provided otherwise in the Option
Agreement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it shall become a Nonqualified Option by operation of law.

         DISABILITY. If, before the expiration of an Option, the Employee shall be severed from the employ of the Company for disability, the Option shall terminate on the earlier of the Option's expiration date or one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option Agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Option shall be exercisable in full.

         5.7 NO RIGHTS AS STOCKHOLDER. No Employee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the stock certificate is issued for the Stock.




                                       8

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                                   ARTICLE VI

                                 ADMINISTRATION

         This Plan shall be administered by the Board, unless the Board has appointed a Committee to serve under the Plan. All references to Committee herein are to the Board, unless and until a Committee has been appointed. All questions cf interpretation and application of the Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This
Plan shall be administered in such a ms-her as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive
Options. In carrying out its authority under this Plan, the Committee shah have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                           (a) determine the Employees to whom and the time or
                  times at which Options will be made,

                           (b) determine the number of shares and the purchase
                  price of Stock covered in each Option subject to the term, of the Plan,

                           (c) determine the terms, provisions and conditions of
                  each Option, which need not be identical,

                           (d) accelerate the time at which any outstanding
                  Option may be exercised,

                           (e) define the effect, if any, on an Option of the
                  death, disability, retirement, or termination of employment of the Employee,

                           (f) prescribe, amend and rescind rules and
                  regulations relating to administration of the Plan, and

                           (g) make all other determinations and take all other
                  actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.




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

                                   ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1984, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, or (b) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, or Co) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time of grant, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under this Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 FORFEITURE FOR CAUSE. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote aider fun consideration of the facts that the Employee, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Employee shall forfeit all outstanding Options, including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate.



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



Clause (b) shall not be deemed to have Been violated solely By reason of the Employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

         The decision of the Committee as to the cause of the Employee's discharge, the damage done to the Company or an Affiliate, and the extent of the Employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

         8.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from any compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option and the payment of a cash bonus. In the alternative, the Company may require the Employee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall Be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         8.5 WRITTEN AGREEMENT. Each Option shall be embodied in written Option
Agreements which shall be subject to the terms and conditions of this Plan and shall be signed by the Employee and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company other than the Employee on behalf of the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         8.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses
(including attorney's fees, the mount of judgments and the amount of approval settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses -- including, without limitation, makers as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally



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adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 80 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled ss a matter of law, contract, or otherwise.

         8.7 GENDER. If the context requires, words of one gender-when used in this Plan shah include the others and words used in the singular or plural shall include the other,

         8.8 HEADINGS. Headings of Articles and Section, are included for convenience of reference only and de not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         8.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or ether compensation for employees of the Company or any Affiliate.

         8.10 OTHER OPTIONS. The grant of an Option shall not confer upon the Employee the right to receive any future or ether Options under this Plan, whether or not Options may be granted to similarly situated Employees, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.




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